UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2005

RedEnvelope, Inc.

(Exact name of registrant as specified in its charter)

0-50387
( Commission File Number )

Delaware	33-0844285
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 New Montgomery Street
San Francisco, California 94105
(Address of principal executive offices, with zip code)

(415) 371-9100
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibit
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement

     On July 13, 2005, RedEnvelope, Inc. (the “Company”) entered into a written agreement (the “Agreement”) with a stockholder group represented by Scott Galloway (the “Group”). Under the terms of the Agreement, the Group agreed, among other things, that Mr. Galloway will withdraw his nomination of the four individuals he had nominated for election as directors of the Company on May 27, 2005 and that they will not solicit authority from any Company stockholder to elect or vote for any candidate or candidates for election to the Board at the Company’s upcoming Annual Meeting of Stockholders (the “Annual Meeting”) other than the candidates nominated by the Company’s Board of Directors (the “Board”). The Agreement also specifies that the Board will nominate for election at the Annual Meeting a slate of director candidates that includes Greggory Hammann, Brett Hendrickson and John Pound; and if elected, one of these three individuals will be appointed to the Board’s Nominating/Governance Committee.

     The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

     On July 15, 2005, the Company issued a press release announcing the date for its Annual Meeting. The Company also announced that its Board had accepted the slate of nine nominees recommended by the Company’s Nominating/Governance Committee to be presented to the Company’s stockholders as candidates for election to the Board at the Annual Meeting, and had adopted the Nominating/Governance Committee’s recommendation to expand the size of the Board to nine seats prior to the election of directors at the Annual Meeting. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Agreement between Scott Galloway and RedEnvelope, Inc. dated July 13, 2005.

99.1	Press Release of RedEnvelope, Inc. dated July 15, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RedEnvelope, Inc.

Date: July 15, 2005	By:	/s/ Alison May

Alison May
President and Chief Executive Officer

Index to Exhibit

Exhibit
Number	Description
10.1	Agreement between Scott Galloway and RedEnvelope, Inc. dated July 13, 2005.

99.1	Press Release of RedEnvelope, Inc. dated July 15, 2005